EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO §906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, the undersigned, in his capacity as the Chief Executive Officer and Principal Financial Officer of 4-D Neuroimaging (the “Company”) hereby certifies, to the best of his knowledge on the date hereof, that the quarterly report on Form 10-QSB for the quarter ended December 31, 2003 (the “Form 10-QSB”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-QSB fairly presents, in all material respects, the Company’s financial condition at the end of such quarter and the Company’s results of operations for such quarter.

/s/ D. Scott Buchanan
D. Scott Buchanan
Chief Executive Officer and Principal Financial Officer

Dated: February 13, 2004